UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 15, 2018

SunTrust Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(800) 786-8787

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 15, 2018, the Board of Directors of SunTrust Banks, Inc. (the "Company") approved and adopted an amendment and restatement of the Company's Bylaws (as so amended and restated, the "Bylaws") to implement proxy access and make certain other changes summarized below.

Section 4 has been added to Article II of the Bylaws to permit a shareholder, or a group of up to twenty shareholders, owning three percent or more of the Company’s outstanding common stock continuously for at least three years, to nominate and include in the Company’s annual meeting proxy materials director nominees constituting up to the greater of two individuals or twenty percent of the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws. Proxy access will first be available to shareholders in connection with the Company's 2019 annual meeting of shareholders.

Article VII, Section 3(A) of the Bylaws has been amended to require the Company to advance funds to pay for or reimburse reasonable expenses incurred by a director or an officer elected by the Board of Directors (a "Board-elected officer") who is a party to a proceeding because he or she is a director or Board-elected officer if certain conditions are satisfied. Previously, this provision permitted, but did not require, the Company to advance funds to directors and Board-elected officers in these circumstances.

Section 13 has been added to Article VII of the Bylaws to clarify that the indemnification rights of directors and officers contained in the Bylaws are contractual in nature and may not be adversely affected by future amendments to the Bylaws with respect to any action or inaction by a director or officer occurring prior to the amendment.

A new Article IX has been added to the Bylaws to provide that, unless the Company consents in writing to the selection of an alternative forum, the Business Case Division of the Georgia Superior Court located in Fulton County, Georgia will be the sole and exclusive forum for the following actions: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim for breach of a fiduciary or legal duty owed by any current or former director, officer, employee, shareholder or agent of the Company to the Company or the Company’s shareholders; (iii) any action asserting a claim against the Company or its current or former directors, officers, employees, shareholders or agents arising pursuant to any provision of the Georgia Business Corporation Code or the Company’s Articles of Incorporation or Bylaws (as either may be amended from time to time); and (iv) any action asserting a claim against the Company or its current or former directors, officers, employees, shareholders or agents that is governed by the internal affairs doctrine.

In addition, a number of non-substantive, ministerial, clarifying and conforming changes have been made throughout the Bylaws.

The foregoing summary is qualified in its entirety by reference to the Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.2    Bylaws of the Company as amended and restated as of October 15, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date: October 15, 2018	By:	/s/ Curt Phillips
Curt Phillips, Senior Vice President, Assistant
General Counsel and Assistant Corporate Secretary